Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITC^DeltaCom, Inc.

Huntsville, Alabama

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 16, 2009, relating to the consolidated financial statements, the effectiveness of ITC^DeltaCom, Inc.’s internal control over financial reporting, and schedule of ITC^DeltaCom, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP

Atlanta, Georgia
September 16, 2009